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                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                            MONDAY, JANUARY 29, 1996
                               ------------------
TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on January 29, 1996, at 9:00 a.m., Mountain Standard Time, at the BOISE CENTRE ON THE GROVE, 850 W. FRONT STREET, BOISE, ID 83702, for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

        2.    To  approve   an  amendment  to   the  Company's  Certificate   of
    Incorporation increasing the number of authorized shares of Common Stock from 300,000,000 to 1,000,000,000 shares.

        3. To approve an amendment to the Company's 1994 Stock Option Plan increasing the number of shares of Common Stock reserved for future grant from 2,000,000 to 7,000,000 shares.

        4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending August 29, 1996.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on November 30, 1995, are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. Directions to the meeting's location accompany the Proxy Statement. However, to ensure your representation at the meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors

                                          WILBUR G. STOVER, JR.
                                          VICE PRESIDENT, FINANCE, CHIEF
                                          FINANCIAL OFFICER AND CORPORATE
                                          SECRETARY

Boise, Idaho
December 18, 1995

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

    Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

                        PLEASE MAIL YOUR PROXY PROMPTLY
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                                     [LOGO]

                              8000 S. FEDERAL WAY
                            BOISE, IDAHO 83706-9632
                            ------------------------

                                PROXY STATEMENT
                      1995 ANNUAL MEETING OF SHAREHOLDERS
                            MONDAY, JANUARY 29, 1996
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 1995 Annual Meeting of Shareholders to be held on January 29, 1996, at 9:00 a.m., Mountain Standard Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1995 Annual Meeting of Shareholders. The Annual Meeting will be held at the BOISE CENTRE ON THE GROVE, 850 W. FRONT STREET, BOISE, IDAHO 83702. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is
(208) 368-4000.

    This Proxy Statement and enclosed Proxy are first being mailed on or about December 18, 1995, to all shareholders entitled to vote at the meeting.

RECORD DATE

    Shareholders of record at the close of business on November 30, 1995 (the "Record Date"), are entitled to notice of and to vote at the meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Proposals of shareholders of the Company which are intended to be presented at the Company's 1996 Annual Meeting of Shareholders, must be received by the Company no later than July 1, 1996, and otherwise be in compliance with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

REVOCABILITY OF PROXY

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

    The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company intends to use the services of Beacon Hill Partners, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost will be approximately $5,000.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

    The Company has only one class of stock outstanding, the Company's common stock, $.10 par value per share (the "Common Stock"). At the Record Date, 206,970,339 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

    Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. Cumulative voting for the election of directors shall not be required unless at least one shareholder has given notice at the meeting, prior to the voting, of the intention to cumulate votes. In the event cumulative voting is requested, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than ten (10) candidates. In the event cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld. The ten nominees for director receiving the highest number of votes cast will be elected, whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the meeting. Abstentions and broker nonvotes as to the election of the directors will not count as votes cast "FOR" or "AGAINST" any nominee.

    With respect to the proposed amendment to the Company's Certificate of Incorporation, such business item will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter. Thus, abstentions and broker nonvotes will have the effect of a vote "AGAINST" such business item.

    All other business items will require the affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote on such matters. Abstentions as to such business items will have the effect of a vote "AGAINST" such proposals. Broker nonvotes with respect to such business items will not be counted for purposes of determining the number of shares represented and entitled to vote at the meeting and will not represent a vote either "FOR" or "AGAINST" such items of business. Thus, broker nonvotes as to these proposals will not have any effect on their passage or failure to pass.

VOTING OF PROXIES

    The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors; (ii) FOR the amendment to the Company's Certificate of Incorporation; (iii) FOR the amendment to the Company's 1994 Stock Option Plan; and (iv) FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for fiscal 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth security ownership information as of November 30, 1995, for (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "SUMMARY COMPENSATION TABLE" set forth herein, and (iv) all directors and executive officers as a group:

                                                                                 AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP      CLASS
-------------------------------------------------------------------------------  ---------------------  -----------
J.R. Simplot Company...........................................................    23,699,000      (1)      11.45%
  999 Main Street, Suite 1300
  Boise, Idaho 83707
John R. Simplot................................................................    18,077,700   (2)(3)       8.73%
  999 Main Street, Suite 1300
  Boise, Idaho 83707
Simplot Canada Limited.........................................................     2,600,000      (4)       1.26%
Steven R. Appleton.............................................................       145,466   (5)(6)       *
Donald D. Baldwin..............................................................        42,800   (5)(6)       *
Edward J. Heitzeberg...........................................................       233,700   (5)(6)       *
Jerry M. Hess..................................................................        22,000      (7)       *
Robert A. Lothrop..............................................................        40,049      (8)       *
Tyler A. Lowrey................................................................        80,998(5)(6)(9)       *
Thomas T. Nicholson............................................................     1,601,670     (10)       *
Allen T. Noble.................................................................              2,001,200       *
Joseph L. Parkinson............................................................             0     (11)      n/a
Don J. Simplot.................................................................       148,020  (2)(12)       *
Gordon C. Smith................................................................           750     (13)       *
Kenneth G. Smith...............................................................        59,000   (5)(6)       *
Wilbur G. Stover, Jr...........................................................        39,398   (5)(6)       *
All directors and executive officers as a group (20
 persons)(2),(3),(5),(6),(7),(8),(9),(10),(11),(12),(13),(14)..................             49,054,071      23.70%

------------------------
  * Less than 1%

 (1)Does not include shares held by Simplot Canada Limited, a wholly owned subsidiary of the J.R. Simplot Company, and by Messrs. John R. Simplot and Don J. Simplot.

 (2)Messrs. John R. Simplot and Don J. Simplot, directors of the Company, are shareholders of the J.R. Simplot Company. Mr. Don J. Simplot serves as a director, member of the Office of the Chairman of the Board of Directors and as Corporate Vice President of the J.R. Simplot Company. In addition to their respective number of shares indicated in the table, these individuals may be deemed to be beneficial owners of 23,699,000 shares held by the J.R. Simplot Company and 2,600,000 shares held by Simplot Canada Limited, a wholly owned subsidiary of the J.R. Simplot Company.

 (3)Includes 11,917,600 shares held in the J.R. Simplot Self Declaration of Revocable Trust dated December 21, 1989, 15,200 shares held by Mrs. Simplot, 22,400 shares held in joint tenancy with Mrs. Simplot, 6,122,449 shares held in the JRS Properties L.P., an Idaho Limited Partnership, and 51 shares held in S-Sixteen L.P., on Idaho Limited Partnership.

 (4)Simplot Canada Limited is a wholly owned subsidiary of the J.R. Simplot Company.

 (5)Does not include shares of common stock of Micron Communications, Inc. ("MCC"), a subsidiary of the Company, held by Mr. Appleton, 1,206; Mr. Baldwin, 1,206; Mr. Heitzeberg, 1,206; Mr. Lowrey, 1,285; Mr. Kenneth G. Smith, 463; Mr. Stover, 1,206; and all directors and executive officers as a group (20 persons), 12,892. The total number of shares held by all directors and executive officers as a group represents 1.76% of the total outstanding shares of MCC common stock.

 (6)Includes options exercisable within 60 days of November 30, 1995, under the Company's 1985 Incentive Stock Option Plan and the Company's 1994 Stock Option Plan in the following amounts: Mr. Appleton, 87,646; Mr. Baldwin, 15,800; Mr. Heitzeberg, 78,000; Mr. Lowrey, 58,998; Mr. Kenneth G. Smith, 45,000; Mr. Stover, 27,398; and all directors and executive officers as a group (20 persons), 849,682.

 (7)Includes 20,000 shares held directly in the name of Jerry M. Hess and 2,000 shares held in the name of J.M. Hess Construction Co.

 (8)Includes 40 shares held directly in the name of Robert A. Lothrop, 424 shares held in the name of Mrs. Lothrop, and 39,585 shares held in joint tenancy with Mrs. Lothrop.

 (9)Does not include 1,966 shares of common stock of Micron Quantum Devices, Inc. ("MQD"), a subsidiary of the Company, held by Mr. Lowrey, which represents less than one percent (1%) of the total outstanding shares of MQD common stock. No other directors or executive officers of the Company hold shares of MQD common stock.

(10)Includes 1,550,000 shares held directly in the name of Thomas T. Nicholson, 16,670 shares held in the name of Mrs. Nicholson, 10,000 shares held in the name of Mountain View Equipment, 8,000 shares held in the name of Miller-Nicholson, Inc., 7,000 shares held in the name of MNI, and 10,000 shares held in the name of MNII.

(11)Reflects ownership as of May 1, 1995. Changes in beneficial ownership of Company securities, if any, subsequent to such date have not been reported by Mr. Parkinson to the Company.

(12)Includes 143,020 shares held in the name of Mr. Don J. Simplot directly and 5,000 shares held by Mr. Don J. Simplot as custodian for his minor child.

(13)All shares are held in joint tenancy with Mrs. Gordon C. Smith.

(14)Includes beneficial ownership, if any, for Mr. Joseph L. Parkinson and Mr. Kenneth G. Smith. Also, includes 23,699,000 shares held by the J.R. Simplot Company and 2,600,000 shares held by Simplot Canada Limited (see footnote
    (3) above).

                           BUSINESS TO BE TRANSACTED

1.  ELECTION OF DIRECTORS

NOMINEES

    The Company's Bylaws currently provide for ten (10) directors, and it is contemplated that a Board of ten (10) directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's ten (10) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. The names of the ten (10) nominees and certain information about them are set forth below:

                                                                                                            SERVED AS A
                                                                                                             DIRECTOR
     NAME OF NOMINEE            AGE                            PRINCIPAL OCCUPATION                            SINCE
--------------------------      ---      ----------------------------------------------------------------  -------------
Steven R. Appleton                  35   Chairman of the Board of Directors, Chief Executive Officer and           1994(1)
                                          President of the Company
Jerry M. Hess                       57   Chairman and Chief Executive Officer of J.M. Hess Construction            1994
                                          Company, Inc. (General Construction)
Robert A. Lothrop                   69   Former Senior Vice President of J.R. Simplot Company (Food                1994(2)
                                          Processing, Fertilizer and Agricultural Chemicals
                                          Manufacturing)
Tyler A. Lowrey                     42   Vice Chairman of the Board of Directors and Chief Technical               1994(3)
                                          Officer of the Company
Thomas T. Nicholson                 59   Vice President of Honda of Seattle (Automobile Distributorship);          1980
                                          President of Mountain View Equipment (Farm Equipment
                                          Dealership); and Partner of CC&T Land & Livestock (Cattle
                                          Business)
Allen T. Noble                      66   President of Farm Development Corporation (Land Development and           1980
                                          Agribusiness Interests); Director, West One Bancorp (Financial
                                          Institution)
Don J. Simplot                      60   Member of Office of the Chairman and Corporate Vice President of          1982
                                          the J.R. Simplot Company (Food Processing, Fertilizer and
                                          Agricultural Chemicals Manufacturing); Director, AirSensors,
                                          Inc. (Alternative Fuels Conversion Equipment)
John R. Simplot                     86   Former Chairman of the Board of the J.R. Simplot Company (Food            1980
                                          Processing, Fertilizer and Agricultural Chemicals
                                          Manufacturing)
Gordon C. Smith                     66   Former President and Chief Executive Officer of the J.R. Simplot          1990
                                          Company (Food Processing, Fertilizer and Agricultural Chemicals
                                          Manufacturing)
Wilbur G. Stover, Jr.               42   Vice President, Finance, Chief Financial Officer and Corporate            1994
                                          Secretary of the Company

------------------------

(1) Mr. Appleton also served as a member of the Board of Directors of the Company between April 1991 and July 1992.

(2) Mr. Lothrop also served as a member of the Board of Directors of the Company between August 1986 and July 1992.

(3) Mr. Lowrey also served as a member of the Board of Directors of the Company between August 1990 and July 1992.

    Each of the nominees has been engaged in his principal occupation set forth above during the past five years, except as follows:

        (i) During the past five years, Steven R. Appleton served in various capacities with the Company, its subsidiaries and affiliates, including President and Chief Operating Officer and Vice President, Manufacturing of the Company; Chairman of the Board of Directors of Micron Semiconductor, Inc. (a wholly owned subsidiary of the Company); and President and Chief Executive Officer of Micron Semiconductor, Inc.

        (ii) Robert A. Lothrop served as Senior Vice President of the J.R. Simplot Company from January 1986 until his retirement in January 1991.

       (iii) During the past five years, Tyler A. Lowrey served in various capacities with the Company, its subsidiaries and affiliates, including Vice President, Research and Development of the Company; Vice President, Process Research and Development and Assistant Technical Officer of the Company; and Vice President, Chief Technical Officer and director of Micron Semiconductor, Inc.

       (iv) Don J. Simplot served as the President of Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company, from February 1985 until January 1992. In April 1994, Mr. Don J. Simplot was appointed as a member of the Office of the Chairman of the J.R. Simplot Company.

        (v) John R. Simplot served as the Chairman of the Board of Directors of the J.R. Simplot Company prior to his retirement in April 1994. Mr. John R. Simplot currently serves as Chairman Emeritus of the J.R. Simplot Company.

       (vi) Gordon C. Smith served in various management positions from July 1980 until January 1992 for Simplot Financial Corporation, a wholly owned subsidiary of the J.R. Simplot Company. From May 1988 until his retirement in March 1994, Mr. Smith served as the President and Chief Executive Officer of the J.R. Simplot Company. Mr. Smith also currently serves as a director of the J.R. Simplot Company.

       (vii) During the past five years, Wilbur G. Stover, Jr. served in various capacities with the Company, its subsidiaries and affiliates, including, Controller and Treasurer of the Company and Vice President, Finance, and Chief Financial Officer of Micron Semiconductor, Inc.

    Mr. Allen T. Noble has served as a director of West One Bancorp, or its predecessor, since 1975 (except for the period between March 1983 through September 1984). West One Bancorp is the parent company of West One Bank, Idaho, the Company's stock transfer agent and registrar. West One Bancorp is a publicly traded company.

    There is no family relationship between any director or executive officer of the Company, except between John R. Simplot and Don J. Simplot, who are father and son, respectively.

SECTION 16(A) COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended August 31, 1995, except for Mr. John R. Simplot. Mr. John R. Simplot, who is a director of the Company, failed to timely report on SEC Form 4 (Statement of Changes in Beneficial Ownership) a purchase by his spouse of 250 shares of Common Stock of the Company in March 1995. In addition, on February 14, 1990, Mr. John R. Simplot transferred all of the shares of Common Stock that he held directly on such date to the J.R. Simplot Self Declaration of Revocable Trust dated December 21, 1989. This transaction, which did not change Mr. Simplot's interest in such shares, was not timely reported.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March of 1995, Lake Hazel Shopping Center, an Idaho general partnership, of which Mr. Nicholson is a partner, sold approximately 80 acres of real property located in Ada County, Idaho, to the Company for $708,445. The acquisition of the real estate was in the Company's ordinary course of obtaining property for expansion of its operations at its Boise, Idaho site.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of sixteen (16) meetings during the fiscal year ended August 31, 1995. The Board of Directors has formed a standing Audit Committee and a standing Compensation Committee.

    The Audit Committee, which consists of Mr. Nicholson, Mr. Noble, and Mr. Gordon C. Smith, held two (2) meetings during fiscal 1995. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

    The Compensation Committee, which consists of Mr. Lothrop, Mr. Nicholson, Mr. Noble, and Mr. John R. Simplot, held three (3) meetings during fiscal 1995. The Compensation Committee is primarily responsible for reviewing and approving the compensation for the Company's officers. (See "Compensation Committee Interlocks and Insider Participation" set forth herein.)

    During fiscal 1995, all incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and of the total number of meetings of all committees of the Board on which they served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 1995 for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years. The table also shows all such compensation paid to Mr. Parkinson, Chief Executive Officer through September 26, 1994 and Mr. Kenneth G. Smith, an executive officer through May 10, 1995, who would have been one of the four most highly compensated executive officers of the Company other than the CEO, except for the fact that he was not serving as an executive officer at the end of fiscal 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                            ANNUAL COMPENSATION                   COMPENSATION
                                             -------------------------------------------------  ----------------
                                   FISCAL                                    OTHER ANNUAL           OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION (1)     YEAR     SALARY (2)   BONUS (3)(4)     COMPENSATION (5)     GRANTED (#)(6)(7) COMPENSATION (8)
--------------------------------  ---------  -----------  -------------  ---------------------  ----------------  ----------------
Steven R. Appleton                     1995  $   450,000  $   1,239,540        $       0            120,000         $     57,017
 Chairman, CEO                         1994      436,624        640,246                0            100,000               42,397
 and President                         1993      232,692        150,227                0            125,008(9)            22,663
Tyler A. Lowrey                        1995      450,000      1,245,274                0            120,000               15,262
 Vice Chairman,                        1994      436,624        613,818                0            100,000                4,717
 Chief Technical Officer               1993      232,692        303,907                0            125,008(9)             4,154
Edward J. Heitzeberg                   1995      200,000        613,047                0             80,000               25,000
 Vice President, Quality               1994      196,836        227,507                0             75,000               20,642
                                       1993      176,635        182,284                0             60,010(9)             4,459
Wilbur G. Stover, Jr.                  1995      233,385        576,845                0             72,000               12,249
 Vice President, Finance,              1994      156,692        189,385                0             49,998                4,176
 CFO and Secretary                     1993      120,008         48,290                0             60,010(9)             1,877
Donald D. Baldwin                      1995      205,000        516,027                0             64,000               20,447
 Vice President, Sales                 1994      200,949        201,758                0             75,000               16,112
                                       1993      159,808         53,815                0             60,010(9)            13,933
Joseph L. Parkinson                    1995      370,769        201,976                0                  0              157,398
 Former Chairman                       1994      679,722        656,318                0                  0               51,433
 and CEO                               1993      331,731        491,787                0                  0               12,584
Kenneth G. Smith                       1995      204,500        592,672                0             80,000               30,204
 Former Vice President,                1994      200,943        202,158                0             75,000               17,180
 Operations                            1993      159,808         51,949                0             60,010(9)            12,308

------------------------

(1) Represents the Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, in their respective positions at the end of fiscal 1995. Mr. Parkinson, and certain other officers of the Company, resigned from their positions as officers and directors of the Company effective as of September 26, 1994. Effective upon their resignations, Steven R. Appleton was appointed to serve as the Company's Chairman, Chief Executive Officer, and President; Tyler A. Lowrey was appointed to serve as Vice Chairman and Chief Technical Officer; and Wilbur G. Stover, Jr. was appointed to serve as Vice President, Finance, and Chief Financial Officer of the Company. Mr. Kenneth G. Smith, former Vice President, Operations, resigned as an officer of the Company on May 10, 1995.

(2) Includes compensation deferred by the employee under the Company's Section 401(k) retirement plan.

(3) Includes executive bonuses earned and paid during the fiscal year for financial performance goals relating to previous fiscal years. See the subheading "PAYMENT/EXERCISE RESTRICTIONS" under "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION" set forth herein.

(4) Includes profit sharing and bonus compensation paid for achievement of performance milestones, filing and issuance of patents, and publication of technical articles.

(5) Excludes the payment of certain perquisites and other benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the named executive's salary and bonus for such year.

(6) Includes options to purchase shares of the Company's Common Stock under the Company's 1985 Incentive Stock Option Plan and the 1994 Stock Option Plan (the "Stock Plans").

(7) Options granted under the Stock Plans reflect a 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995, and a 5-for-2 stock split effected in the form of a stock dividend, as of April 1, 1994.

(8) Consists of (i) Company contributions made on the named executive's behalf to the Section 401(k) retirement plan; (ii) cash paid to the named executive under the Company's time-off plan; and (iii) cash paid upon termination of the 1993 Micron Semiconductor, Inc., Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, each employee of Micron Semiconductor, Inc., as of January 22, 1993, was granted the right to participate in the book value appreciation of ten (10) shares of Micron Semiconductor, Inc., common stock. As of September 1, 1994, the total number of shares subject to appreciation rights under the SAR Plan represented approximately 1.62% of the total outstanding shares of Micron Semiconductor, Inc., common stock. Effective November 4, 1994, Micron Semiconductor, Inc., was merged with and into Micron Technology, Inc., and the SAR Plan was terminated and amounts equal to the appreciation of rights under the SAR Plan were paid to all eligible employees. See footnote (9) to this table and accompanying financial disclosure.

(9) Includes ten (10) stock appreciation rights ("SARs") awarded to Micron Semiconductor, Inc. employees under the SAR Plan. See footnote (8) to this table for further details.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on options granted under the Company's 1994 Stock Option Plan in fiscal 1995 to the Named Executive Officers:

                                                INDIVIDUAL GRANTS
                             --------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                                PERCENT OF                             AT ASSUMED ANNUAL RATES OF
                                               TOTAL OPTIONS  EXERCISE OR               STOCK PRICE APPRECIATION
                                                GRANTED TO    BASE PRICE                    FOR OPTION TERM
                                 OPTIONS       EMPLOYEES IN       PER      EXPIRATION  --------------------------
           NAME              GRANTED (#)(1)(2)  FISCAL YEAR    SHARE (2)      DATE         5%            10%
---------------------------  ----------------  -------------  -----------  ----------  -----------  -------------
Steven R. Appleton                 120,000            2.40%    $   18.18     10-27-00  $   741,960  $   1,683,240
Tyler A. Lowrey                    120,000            2.40%    $   18.18     10-27-00      741,960      1,683,240
Edward J. Heitzeberg                80,000            1.60%    $   18.18     10-27-00      494,640      1,122,160
Wilbur G. Stover, Jr                72,000            1.44%    $   18.18     10-27-00      445,176      1,009,944
Donald D. Baldwin                   64,000            1.28%    $   18.18     10-27-00      395,712        897,728
Joseph L. Parkinson                      0               0%       n/a         n/a          n/a           n/a
Kenneth G. Smith                    80,000            1.60%    $   18.18     10-27-00      494,640      1,122,160

------------------------

(1) Options granted under the Company's 1994 Stock Option Plan typically have a six (6) year term and vest over a five (5) year period in increments of twenty percent (20%) per year. Options under such plan may be granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company's Common Stock on the date of grant. All NSOs granted and set forth in the above table were granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Common Stock on the date of grant.

(2) Options granted and set forth in the above table, as well as the exercise price thereof, reflect a 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information regarding option exercises in fiscal 1995 by the Named Executive Officers and the value of such officers' unexercised options at August 31, 1995:

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING        VALUE OF UNEXERCISED
                                                                          UNEXERCISED       IN-THE-MONEY OPTIONS/
                                                                        OPTIONS/SARS AT     SARS AT FISCAL YEAR-
                                                                        FISCAL YEAR-END              END
                                          SHARES                     ---------------------  ---------------------
                                       ACQUIRED ON        VALUE         EXERCISABLE (E)        EXERCISABLE (E)
NAME                                  EXERCISE (#)(1)   REALIZED       UNEXERCISABLE (U)      UNEXERCISABLE (U)
------------------------------------  --------------  -------------  ---------------------  ---------------------
Steven R. Appleton..................       104,294    $   3,437,518          15,706(E)             $1,173,697(E)
                                                                            405,002(U)             27,499,346(U)
Tyler A. Lowrey.....................        59,996        1,179,137               0(E)                      0(E)
                                                                            305,002(U)             20,041,348(U)
Edward J. Heitzeberg................             0                0          37,000(E)              2,605,277(E)
                                                                            196,000(U)             12,764,469(U)
Wilbur G. Stover, Jr................        29,998        1,043,389               0(E)                      0(E)
                                                                            151,000(U)              9,700,888(U)
Donald D. Baldwin...................        57,000        2,363,097           2,000(E)                149,210(E)
                                                                            183,000(U)             12,077,328(U)
Joseph L. Parkinson.................        15,000          225,799               0(E)                      0(E)
                                                                                  0(U)                      0(U)
Kenneth G. Smith....................        51,000        1,462,775          10,000(E)                740,350(E)
                                                                            200,000(U)             13,083,816(U)

------------------------

(1) Shares acquired on exercise of an option reflect a 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995.

COMPENSATION OF DIRECTORS

    DIRECTORS' FEES

    Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive, effective December 19, 1994, a director fee of $4,000 for each Board of Directors meeting attended. Prior to such date, Directors received a fee of $3,000 for each Board of Directors meeting attended. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

    Mr. Lothrop and Mr. Gordon C. Smith have entered into individual agreements with the Company pursuant to which the receipt of their meeting fees is deferred until the first business day of the calendar year in which they no longer serve as a director of the Company. Deferred amounts, in the case of termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following the death of the director or former director. All amounts deferred are recorded as a liability on the records of the Company. Such amounts accrue interest monthly at a rate per annum equal to the Company's average investment portfolio yield for such month.

TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENT

    TERMINATION AGREEMENTS

    The Company has entered into separate agreements with each executive officer and certain other key employees of the Company relating to notice of termination and compensation upon termination or death. Each agreement requires that the Company or officer or employee give six (6) months advance written notice of termination regardless of the reason or justification for termination. The officer or employee may discontinue active duties at any time following notice; however, employment for purposes of salary, bonuses, benefits, stock vestings, and for determining conflicts of interest continues for at least six (6) months from the date of notice. The Board also approved the payment of performance bonuses that otherwise would have been paid within six (6) months after the date of an officer's death. During fiscal 1995, payments were made pursuant to these agreements to Mr. Parkinson and Mr. Kenneth G. Smith.

    CHANGE IN CONTROL ARRANGEMENT

    On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all unpaid bonuses subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company then outstanding.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SET FORTH HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

    This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Robert A. Lothrop, Thomas T. Nicholson, Allen T. Noble, and John R. Simplot serve as members of the Committee. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, stock option grants and other compensation, of the Company's executive officers. Compensation for the Company's officers for fiscal 1995, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Compensation Committee and reviewed and approved by the Company's Board of Directors.

    Compensation for Micron Semiconductor, Inc. officers was reviewed and approved by the Micron Semiconductor, Inc., Board of Directors. Grants to Micron Semiconductor, Inc. officers of options to purchase the Company's Common Stock, were reviewed and approved by the Boards of Directors of Micron Semiconductor Inc., and of the Company. Effective November 4, 1994, Micron Semiconductor, Inc. was merged with and into Micron Technology, Inc. On October 17, 1994, Mr. Lothrop and Mr. Nicholson were appointed to replace Mr. Parkinson and Mr. Reid
N. Langrill as members of the Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

    The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and its subsidiaries. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company and its subsidiaries. The following is a summary of the executive officer compensation programs:

    CASH COMPENSATION

    BASE SALARY. Base salaries are established primarily upon an evaluation of the officer's positions and contributions to the Company including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance, and (vi) industry compensation levels.

    COMPANY PERFORMANCE BONUSES. Cash bonuses to executive officers are intended to reward officers for the Company's financial performance during the fiscal year. Accordingly, bonuses are determined based on performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of the after-tax net profit of the Company at the end of the fiscal year. Performance bonus percentages are established according to a subjective analysis of each officer according to the same criteria utilized to determine base salary.

    PROFIT SHARING. The Company distributes ten percent (10%) of the Company's quarterly after-tax net profits to all eligible employees of the Company. The plan provides for equal allocation among all eligible employees of the first $500,000 of amounts eligible for distribution. Amounts exceeding $500,000 are distributed pro rata to eligible employees on the basis of base salary of eligible employees.

    INCENTIVE BONUSES. From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of technological advances.

    EQUITY COMPENSATION

    In order to provide long-term incentive to the executive officers and employees of the Company and its subsidiaries related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and nonstatutory stock options to such persons under the Company's 1985 Incentive Stock Option Plan and the Company's 1994 Stock Option Plan (the "Stock Plans"). The determination of who receives stock options under the Stock Plans and the number of stock options granted to each such recipient is based upon the same criteria utilized to determine base salary.

    OTHER COMPENSATION

    In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Hours accumulated in excess of 400 that are not used are paid out in cash. Executive officer participation in various clubs, organizations, and associations may also be funded by the Company.

    PAYMENT/EXERCISE RESTRICTIONS

    In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, many compensation programs for employees and executive officers contain provisions which subject the benefits of such programs to certain conditions. In this regard, Company performance bonuses awarded to each executive officer are earned and paid in equal annual installments over a five (5) year period, subject to the following conditions: (i) the Company is profitable in the year of payment; (ii) the individual remains employed by the Company or a subsidiary of the Company; and
(iii) the Board of Directors approves the payment of the annual installment. Likewise, stock options granted to executive officers typically have a term of six (6) years and vest twenty percent (20%) each year for a period of five (5) years from the date of grant.

CEO COMPENSATION

    During fiscal 1995, Mr. Joseph L. Parkinson served as the Chairman of the Board of Directors and the Chief Executive Officer of the Company. He resigned from his officer and director positions with the Company, effective as of September 26, 1994. Mr. Parkinson was a founder of the Company and served as President and Chief Operating Officer of the Company from 1980 to 1986 when he was appointed to serve as Chairman of the Board of Directors and Chief Executive Officer. Mr. Parkinson's compensation for fiscal 1995 consisted of amounts received under the executive officer compensation programs described above. The amounts paid to Mr. Parkinson during the fiscal year were based upon the amounts owed him pursuant to the contractual terms of his termination agreement. See the description of TERMINATION AGREEMENTS set forth in the Proxy Statement in which this Report is included.

    Effective September 26, 1994, Mr. Steven R. Appleton was elected Chairman of the Board of Directors, President and Chief Executive Officer. His base salary then in effect continued after his assumption of his new positions. His cash bonuses for the year were attributable primarily to the receipt of annual installments of Company Performance Bonuses for fiscal years 1993, 1994 and 1995. See the description of COMPANY PERFORMANCE BONUSES in this Report. See also the description under the subheading "PAYMENT/EXERCISESRESTRICTIONS" in this Report.

    Effective October 27, 1994, the Board of Directors approved a grant to Mr. Appleton of 120,000 stock options (adjusted to reflect the 2-for-1 stock split effected in the form of a stock dividend as of May 4, 1995). Grants to other executive officers of the Company were made at the same time. The Compensation Committee had no predetermined number of options that it believed Mr. Appleton should hold. The actual number of options granted to Mr. Appleton was based upon subjective and objective factors, such as, his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company and his contributions to the Company's success that were expected to be made in the future.

                                        Compensation Committee of the Board of
                                             Directors
                                             Robert A. Lothrop
                                             Thomas T. Nicholson
                                             Allen T. Noble
                                             John R. Simplot

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1995, the Compensation Committee members initially consisted of Joseph L. Parkinson, Reid N. Langrill, John R. Simplot and Allen T. Noble. Joseph L. Parkinson and Reid N. Langrill served as the Company's Chairman of the Board and Chief Executive Officer, and Vice President, Finance; Treasurer and Chief Financial Officer, respectively, until September 26, 1994, when they resigned as officers and directors of the Company. Due to the resignation of Messrs. Parkinson and Langrill, Mr. Lothrop and Mr. Nicholson were appointed members of the Compensation Committee, effective October 17, 1994. During the fiscal year, there were no other members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries. With respect to Mr. Nicholson, in March of 1995, Lake Hazel Shopping Center, an Idaho general partnership, of which Mr. Nicholson is a partner, sold approximately 80 acres of real property located in Ada County, Idaho, to the Company for $708,445. The acquisition of the real estate was in the Company's ordinary course of obtaining property for expansion of its operations at its Boise, Idaho site.

                               PERFORMANCE GRAPH

    The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index from August 31, 1990, through August 31,
1995. In September 1994, the Company was added to the S&P Electronics (Semiconductors) Index. For purpose of this disclosure, current companies of S&P Electronics (Semiconductors) Index include Advanced Micro Devices, Inc.; Applied Materials, Inc.; Intel Corporation; Micron Technology, Inc.; Motorola, Inc.; National Semiconductor Corporation; and Texas Instruments Incorporated.

    NOTE: MANAGEMENT CAUTIONS THAT THE STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THE GRAPH BELOW IS PROVIDED AS OF FISCAL YEAR-END AND MAY NOT BE INDICATIVE OF CURRENT STOCK PRICE LEVELS OR FUTURE STOCK PRICE PERFORMANCE.

                                   [GRAPHIC]

    The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1990, in common stock of Micron Technology, Inc., the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index. Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

                                                                                   YEAR ENDING AUGUST 31
                                                              ----------------------------------------------------------------
                                                                1990       1991       1992       1993       1994       1995
                                                              ---------  ---------  ---------  ---------  ---------  ---------
Micron Technology, Inc......................................  $     100  $     157  $     170  $     597  $   1,130  $   4,333
S&P Electronics (Semiconductors) Index......................        100        120        146        327        346        616
S&P 500 Composite Index.....................................        100        127        137        158        166        202

2.  PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
    INCORPORATION

    The Company's Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue one class of stock, consisting of 300,000,000 shares of Common Stock, $0.10 par value per share. On October 2, 1995, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to

1,000,000,000 shares. The shareholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, paragraph 4 of the Certificate would be amended to read as follows:

    "4. The total number of shares of common stock which the corporation shall have the authority to issue is one billion (1,000,000,000), and the par value of each of such shares is Ten Cents ($0.10)."

    The Company currently has 300,000,000 authorized shares of Common Stock. As of November 30, 1995, 206,970,339 shares of Common Stock were issued and outstanding. In addition, as of November 30, 1995, 17,765,495 shares were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's 1985 Incentive Stock Option Plan, 1994 Stock Option Plan and 1989 Employee Stock Purchase Plan.

PURPOSE AND EFFECT OF THE AMENDMENT

    The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends, stock splits or to utilize such shares for business purposes. The Board of Directors has no present plan, agreement, or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future in a transaction other than in a stock split or stock dividend, the existing shareholders' percentage equity ownership will decrease and, depending on the price at which shares are issued, could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock. The holders of Common Stock have no preemptive rights. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders by diluting the stock ownership or voting rights of a person seeking to obtain control of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT.

3.  AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN

    The Micron Technology, Inc. 1994 Stock Option Plan (the "1994 Plan"), as currently in effect, reserves 2,000,000 shares of Common Stock for issuance thereunder. On October 30, 1995, the Board of Directors authorized an amendment to the 1994 Plan, subject to shareholder approval, to increase by an additional 5,000,000 the number of shares available for grant under the 1994 Plan. The purpose of the amendment is to provide the Company with an additional 5,000,000 shares of Common Stock that can be awarded or granted to officers, employees and consultants of the Company in future years through the expiration of the 1994 Plan in 2004. All such awards or grants under the 1994 Plan would be made only upon approval by the Board of Directors.

    The 1994 Plan was approved by shareholders at the 1994 Annual Meeting. The following is a summary of the material features of the 1994 Plan. A copy of the 1994 Plan has been filed with the Securities & Exchange Commission and the following summary is qualified in its entirety by reference to the 1994 Plan.

PURPOSE OF THE 1994 PLAN AMENDMENT

    The purpose of the proposed amendment is to ensure that the Company has a sufficient number of shares of Common Stock reserved under the 1994 Plan to accomplish the 1994 Plan's objective, i.e., to align management and shareholder long-term interests and to attract, motivate, and retain experienced and qualified management personnel. Assuming approval of the proposed amendment, the 7,000,000 total shares reserved for issuance under the 1994 Plan will represent approximately 3.38% of the Company's Common Stock outstanding as of November 30, 1995.

ADMINISTRATION

    The 1994 Plan is administered by either (i) the Board of Directors, if the Board may administer the 1994 Plan in compliance with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or
(ii) a committee appointed by the Board and constituted so as to permit the 1994 Plan to comply with the provisions of Rule 16b-3. If permitted by Rule 16b-3, the 1994 Plan may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. For purposes of this plan description, the term "Committee" shall mean the Compensation Committee of the Board. Members of the Board receive no additional compensation for their services in connection with the administration of the 1994 Plan.

    The Committee has the discretion to select the employees and consultants to whom options may be granted (an "Optionee"), to determine the number of shares granted under each option, and to make all other determinations which it deems necessary or appropriate in the interpretation and administration of the 1994 Plan. Historically, any grants approved by the Committee also have been approved by the Board of Directors. The Committee, in its discretion, may accelerate the vesting of any option, may reduce the exercise price of any option, and amend or modify any option (provided that such amendment may not impair the rights of any Optionee unless mutually agreed otherwise by the Optionee and the Committee).

ELIGIBLE PARTICIPANTS

    Only persons who are officers, employees, or consultants, including advisors, of the Company are eligible to participate in, and to receive options under, the 1994 Plan. Neither the members of the Committee, nor any member of the Company's Board of Directors who is not also an officer or employee of the Company, may participate in the 1994 Plan. As of November 30, 1995, there were approximately 6,310 employees of the Company who were eligible to participate in the 1994 Plan and 452 actually participating. Currently, 11,260 shares of Common Stock have been issued upon exercise of options granted pursuant to the 1994 Plan. An additional 1,544,068 shares of Common Stock are subject to options granted, but unexercised, under the 1994 Plan. An Optionee may be granted more than one option under the 1994 Plan and any option that terminates without being exercised reverts to the 1994 Plan and becomes available for future grant. Under the terms of the 1994 Plan, no employee of the Company can be granted options to purchase more than 500,000 shares during any fiscal year, subject to adjustment upon changes in capitalization.

TERMS OF OPTIONS

    The 1994 Plan provides for the grant of incentive stock options ("ISOs") as defined in Section 422 of the Code, or nonstatutory stock options ("NSOs"). Options granted to consultants are nonstatutory stock options.

    The purchase price per share payable by an Optionee upon the exercise of each ISO granted under the 1994 Plan equals the fair market value of the Company's Common Stock on the date of the grant. The fair market value of a share of the Company's Common Stock is deemed to be the average closing price of the Company's Common Stock as quoted on the New York Stock Exchange for the five
(5) business days preceding the date the Option is granted. As of November 30, 1995, the fair market value of a share of Common Stock was $51.00. The purchase price per share payable by an Optionee upon the exercise of each NSO granted under the 1994 Plan is determined by the Committee.

    The exercise price of an option granted under the 1994 Plan may be paid in cash, check, promissory note, or, at the discretion of the Committee, in shares of the Company's Common Stock, or in any combination thereof. Other methods of payment available under the Plan include the acceptance by the Committee and stockbroker of documentation necessary to perform a cashless exercise transaction or the reduction of any Company liability to an Optionee. In general, if an Optionee's employment with the Company is terminated for any reason, options exercisable as of the date of termination may be exercised for a period of 30 days following such date. Options yet to be exercisable terminate immediately upon the date of the termination. However, the Committee may grant options under the 1994 Plan which survive the termination of an Optionee's employment with the Company, and may accelerate the vesting of options upon such terms and conditions as the Committee may determine.

    Options granted under the 1994 Plan cannot be assigned, transferred, pledged, or otherwise encumbered in any way, except in the event of the death of an Optionee, by the Optionee's will, or by the applicable laws of descent or distribution. Options granted under the 1994 Plan are exercisable during an Optionee's lifetime only by the Optionee.

    Options granted under the 1994 Plan are evidenced by a written agreement between the Company and the Optionee, containing the specific terms and conditions of each option. The current form of agreement provides for an option term of six (6) years with the shares vesting over a five (5) year period in increments of twenty percent (20%) per year.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    Subject to adjustment in the case of certain changes in the capital structure of the Company, and subject to the shareholders' approval of the amendment to the 1994 Plan as proposed hereby, a maximum of 7,000,000 shares of the Company's $.10 par value Common Stock will be reserved for issuance pursuant to options granted under the 1994 Plan. In the event of a change in the number or nature of the Company's shares of outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, a proportionate adjustment may be made in the number of shares reserved for issuance under the 1994 Plan and will be made to the number, class, and exercise price of shares subject to any outstanding options under the 1994 Plan, in order to maintain the purpose of the original grant.

AMENDMENT AND TERMINATION OF THE 1994 PLAN

    The 1994 Plan was effective upon the adoption by the Company's Board of Directors and approval by the Company's shareholders at the 1994 Annual Meeting. It will terminate ten (10) years from such date, unless earlier terminated by the Board of Directors. However, the Company's Board of Directors may, at any time, terminate the 1994 Plan on an earlier date, provided that such termination will not affect the rights of the Optionees under any outstanding options previously granted under the 1994 Plan. In addition, and subject to the limitations in the 1994 Plan, the Company's Board of Directors may amend the Plan at any time.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the federal income tax consequences of the 1994 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, Optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

    ISOs and NSOs are treated differently for federal tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

    An Optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an Optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the Optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the Optionee's basis in the shares (which generally equals the exercise price). If an Optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying either of the one and two-year holding periods described above, the disposition disqualifies the option from favorable tax treatment as an ISO, and the Optionee will recognize ordinary income in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the Optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company is entitled to a deduction in the year the Optionee disposes of the shares in an amount equal to the ordinary income recognized by the Optionee.

    An Optionee is not taxed on the grant of an NSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

    The 1994 Plan  includes provisions  necessary for  the plan  to comply  with
Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. The compensation of the highest paid executives relating to stock option exercises is not subject to the deduction limit if certain limitations approved by shareholders are applied to stock options granted to executive officers.

PLAN BENEFITS

    Because options under the 1994 Plan are granted in the discretion of the Board of Directors (or such committee, if any, to whom the Board has delegated such authority), it is not possible for the Company to determine and disclose the amount of options that may be granted to the named executive officers and the executive officers as a whole, if the amendment is approved. However, see "Eligible Participants" above for a description of the limitations as to granting of options.

PROPOSED AMENDMENT

    Under the terms of the 1994 Plan, as originally approved by the shareholders, there were 1,000,000 shares reserved for issuance. On May 4, 1995, the Company effected a 2-for-1 stock split of its Common Stock pursuant to a stock dividend. This adjustment caused the 1,000,000 shares reserved for issuance to increase to 2,000,000 shares. Accordingly, following the stock split, the 1994 Plan authorized the issuance of 2,000,000 shares of Common Stock. The proposed amendment will increase the number of authorized shares of Common Stock reserved for issuance by an additional 5,000,000 shares by revising the final sentence of Section 3 of the 1994 Plan to read as follows:

    "Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,000,000 Shares."

   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDMENT.

4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 29, 1996. Coopers & Lybrand L.L.P. has been the Company's independent accountants since fiscal year 1985. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

               THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
          RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

5.  OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.

                                          THE BOARD OF DIRECTORS

Dated: December 18, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       [LOGO OF MICRON TECHNOLOGY, INC.]

                      1995 ANNUAL MEETING OF SHAREHOLDERS
                                January 29, 1996

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 1995 Annual Meeting of Shareholders and Proxy Statement, each dated December 18, 1995, and hereby appoints Steven R. Appleton and Wilbur G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of Micron Technology, Inc., to be held January 29, 1996, at 9:00 a.m., Mountain Standard Time, at the Boise Centre on the Grove, 850 W. Front Street, Boise, Idaho 83702, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:  / / FOR nominees listed below  / / WITHHOLD authority to vote for all
                               (except as indicated)          nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Steven R. Appleton; Jerry M. Hess; Robert A. Lothrop; Tyler A. Lowrey; Thomas T. Nicholson;
  Allen T. Noble; Don J. Simplot; John R. Simplot; Gordon C. Smith; Wilbur G. Stover, Jr.

2. PROPOSAL   TO  APPROVE   AN  AMENDMENT   TO  THE   COMPANY'S  CERTIFICATE  OF
   INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 300,000,000 SHARES TO 1,000,000,000 SHARES:

                                               / / FOR  / / AGAINST  / / ABSTAIN

                         (to be signed on reverse side)

                          (continued from other side)

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR FUTURE GRANT FROM 2,000,000 TO 7,000,000 SHARES:

                                               / / FOR  / / AGAINST  / / ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1996:

                                               / / FOR  / / AGAINST  / / ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided, that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

                                               Dated __________________, 199____

                                               _________________________________
                                                           Signature

                                               _________________________________
                                                           Signature

(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)